Exhibit 99.2

Celldex Therapeutics Announces Pricing of Upsized $250 Million Public Offering of Common Stock

HAMPTON, N.J., July 13, 2021 (GLOBE NEWSWIRE) – Celldex Therapeutics, Inc. (“Celldex” or the “Company”) (Nasdaq: CLDX) today announced the pricing of an underwritten public offering of 5,952,381 shares of its common stock at a public offering price of $42.00 per share. In connection with the offering, Celldex has granted the underwriters a 30-day option to purchase up to an additional 892,857 shares of common stock at the public offering price, less underwriting discounts and commissions.

Jefferies, SVB Leerink, Guggenheim Securities and Cantor are acting as the joint book-running managers for the offering. LifeSci Capital LLC and H.C. Wainwright & Co. are acting as co-lead managers for the offering.

The Company expects to receive gross proceeds from the offering, excluding the exercise of the underwriters’ option, if any, of approximately $250 million, excluding underwriting discounts and commissions and other offering-related expenses.

Celldex intends to use the net proceeds from the offering to continue clinical and preclinical development of its product candidates, including current and future development of CDX-0159, growing its bispecific antibody platform and clinical candidates, funding ongoing efforts to develop additional clinical pipeline products and for general corporate purposes.

The offering is expected to close on July 16, 2021, subject to customary closing conditions.

The securities described above are being offered pursuant to a prospectus supplement and an accompanying base prospectus forming part of a shelf registration statement on Form S-3 (File No. 333-249917), which was previously filed with the Securities and Exchange Commission (“SEC”) and deemed effective on November 6, 2020. A final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. When available, copies of the final prospectus supplement and the accompanying base prospectus may be obtained for free by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or by e-mail at prospectus_department@jefferies.com; SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at (800) 808-7525, ext. 6105, or by e-mail at syndicate@svbleerink.com; or Guggenheim Securities, LLC Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017 or by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com; or Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 4th Floor, New York, New York 10022 or by email at prospectus@cantor.com.

The offering will be made only by means of a prospectus. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Celldex Therapeutics, Inc.

Celldex is a clinical stage biotechnology company dedicated to developing monoclonal and bispecific antibodies that address devastating diseases for which available treatments are inadequate. Our pipeline includes antibody-based therapeutics which have the ability to engage the human immune system and/or directly affect critical pathways to improve the lives of patients with inflammatory diseases and many forms of cancer.

Forward Looking Statement

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering and uncertainties related to the Company’s expectations regarding the completion, timing and size of the offering. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s prospectus supplement to be filed with the SEC, and the documents incorporated by reference therein, including the Company’s Form 10-K for the year ended December 31, 2020 and Form 10-Q for the quarter ended March 31, 2021.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact

Sarah Cavanaugh
Senior Vice President, Corporate Affairs & Administration
Celldex Therapeutics, Inc.

(508) 864-8337
scavanaugh@celldex.com

Patrick Till

Senior Director, Investor Relations & Corporate Communications

Celldex Therapeutics, Inc.

(484) 788-8560

ptill@celldex.com